EXHIBIT 1

Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, Alberta, Canada T2J 7E8

February 15, 2013

Alberta Securities Commission

Authorité des marchés financiers

British Columbia Securities Commission

Manitoba Securities Commission

New Brunswick Securities Commission

Nova Scotia Securities Commission

Ontario Securities Commission

Prince Edward Island – Securities Office

Saskatchewan Financial Services Commission

Securities Commission of Newfoundland and Labrador

The Toronto Stock Exchange

The New York Stock Exchange, Inc.

Securities and Exchange Commission

Re:	Agrium Inc.

Notice of Meeting and Record Date

We are writing pursuant to National Instrument 54-101 “Communication with Beneficial Owners of Securities of a Reporting Issuer” to notify you of the following dates in connection with the Annual General Meeting of Shareholders of Agrium Inc.:

a) Meeting Type:	Annual Meeting
b) Securities Entitled to Notice:	Common
c) Securities Entitled to Vote:	Common
d) CUSIP Number:	008916108
e) ISIN Number:	CA0089161081
f) Record Date for Notice:	February 25, 2013
g) Record Date for Voting:	February 25, 2013
h) Beneficial Ownership Determination Date:	February 25, 2013
i) Meeting Date:	April 9, 2013
j) Meeting Location:	Calgary, Alberta

Per:	“Gary J. Daniel”
Gary J. Daniel Corporate Secretary & Senior Legal Counsel